UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
SCHEDULE 14A	Estimated average burden hours per response......... 12.75

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

OREGON STEEL MILLS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

SEC 1913 (03-04) Persons who are to respond to the Collection of information contained in this form are not required to respond unless the form displays a currently valid OMB cotrol number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

OREGON STEEL MILLS, INC.
Notice of Annual Meeting of Stockholders

TO THE STOCKHOLDERS:

You are invited to attend the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. (the “Corporation”) to be held in the Broadway Room of the Heathman Hotel, 1001 S.W. Broadway, Portland, Oregon, on April 28, 2005, at 8:00 a.m. Pacific Time.

The meeting is being held for the following purposes:

1.	To elect three Class B directors;
2.	To approve the Oregon Steel Mills, Inc. 2005 Long-Term Incentive Plan; and
3.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 7, 2005, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting is available for inspection at the offices of the Corporation.

By Order of the Board of Directors,

Jennifer R. Murray Vice President Administration and Corporate Secretary

March 30, 2005
Portland, Oregon

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE.

SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED,
OR
IF YOUR SHARES ARE REGISTERED DIRECTLY IN YOUR NAME,
YOU MAY VOTE ON THE INTERNET OR BY TELEPHONE (SEE PROXY CARD).

YOUR PROMPT RESPONSE COULD SAVE THE CORPORATION THE EXPENSE
OF A FOLLOW- UP MAILING.

OREGON STEEL MILLS, INC.
1000 S.W. Broadway, Suite 2200, Portland, Oregon 97205

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement and proxy card were first mailed on or about March 30, 2005, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Oregon Steel Mills, Inc. (the “Corporation”) to be voted at the Annual Meeting of Stockholders to be held in the Broadway Room of the Heathman Hotel, 1001 S.W. Broadway, Portland, Oregon, on Thursday, April 28, 2005, at 8:00 a.m. Pacific Time, and any adjournments thereof.

Only stockholders of record at the close of business on March 7, 2005, are entitled to notice of, and to vote at, the meeting. At the close of business on that date, the Corporation had 35,428,588 shares of Common Stock, $0.01 par value per share (“Common Stock”), outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

Most stockholders have a choice of voting by completing a proxy card and mailing it in the postage-paid envelope provided, by using a toll-free telephone number or by voting over the Internet. Please be aware that if the stockholder votes over the Internet, the stockholder may incur costs such as telephone and Internet access charges for which the stockholder will be responsible. The telephone and Internet voting facilities for stockholders of record of all shares will close at 11:59 p.m. Eastern Standard Time on April 27, 2005. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow the stockholder to confirm that instructions have been properly recorded. If the stockholder holds shares in street name through a bank or broker, the bank or broker will send the stockholder a voting instruction card describing the procedures and options for voting the shares.

A properly completed proxy will be voted at the meeting in accordance with the instructions specified in the proxy. If no instructions are specified, the shares will be voted FOR Proposal 1, and FOR Proposal 2, in the accompanying Notice of Annual Meeting of Stockholders, and such votes will be counted toward determining a quorum. Shares held of record by the Trustee of the Oregon Steel Mills, Inc. Thrift Plan (401(k) Plan) will be voted by the Trustees in accordance with instructions received from 401(k) Plan participants holding shares rolled over from the terminated Employee Stock Ownership Plan (ESOP), or if no such instructions are received, the Trustee will vote or take other action as the Trustee deems appropriate. Any person giving a proxy has the power to revoke it at any time before its exercise. A stockholder may revoke a proxy by (i) written notice of such revocation to the Secretary of the Corporation at the above address; (ii) a later-dated proxy (including an Internet or telephone vote) received by the Corporation; or (iii) attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

For each share of Common Stock held in street name by a bank or brokerage firm, the bank or brokerage firm will send a voting instruction card describing the procedure for voting. Stockholders should follow the instructions provided by the bank or brokerage firm.

Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting of Stockholders. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspector of election appointed for the meeting and will be counted in determining that a quorum is present. No business can be conducted at the Annual Meeting of Stockholders unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting.

The proxy permits the stockholders to direct the proxy holders to: (a) vote “for” or withhold votes for a particular nominee for director; and (ii)  vote “for,” “against” or “abstain” from the approval of the Oregon Steel Mills, Inc. 2005 Long-Term Incentive Plan.

For Proposal 1 [Election of Directors], (i) the nominees receiving a plurality of the votes cast at the Annual Meeting (those receiving the highest number of votes) are elected as directors; (ii) withheld votes are treated as votes cast against the nominee, but do not affect whether a nominee has received sufficient votes to be elected; and (iii) a broker non-vote will not be treated as a vote cast. Please note that New York Stock Exchange rules permit banks and brokers who do not receive instructions to vote on the election of directors.

For Proposal 2 [Approval of Plan] the votes on the Proposal must be sufficient to meet the approval requirements under the Corporation’s bylaws and Delaware law and the rules of the New York Stock Exchange as follows: (a) under the Corporation’s bylaws and Delaware law, (i) the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Proposal; (ii) abstentions will have the same effect as votes cast against Proposal 2 as abstentions are considered shares entitled to vote; and (iii) broker non-votes will have no effect in determining whether Proposal 2 was approved, as broker non-votes are not considered shares entitled to vote; and (b) under the New York Stock Exchange rules, (i) the affirmative vote of a majority of votes cast on Proposal 2, provided that the total votes cast on the Proposal represents more than 50% in interest of all shares entitled to vote thereon; (ii) abstentions are counted as votes cast and treated as votes against the Proposal; and (iii) broker non-votes do not count as votes cast, and are not treated as votes for or against the Proposal; such broker non-votes will not affect the outcome of the vote except to the extent such broker non-votes result in a failure to obtain total votes cast on the Proposal representing more than 50% in interest of all shares entitled to vote thereon. Please note that banks and brokers CANNOT vote on their clients’ behalf on “non-routine” (non-discretionary) proposals, such as adoption of the Plan included in this year’s proxy statement.

Solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of the Corporation or its affiliates telephonically, electronically or by other means of communication and by Georgeson Shareholder Communications Inc. (“Georgeson”), whom the Corporation has hired to assist in the solicitation and distribution of proxies. Directors, officers and employees will receive no additional compensation for such solicitation, and Georgeson will receive a fee of $8,000 for its services. The Corporation will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

NOMINATION AND ELECTION OF CLASS B DIRECTORS
(Proposal 1 on the Proxy Card)

The Corporation has a classified Board consisting of three Class A directors, Messrs. Kinnune, Parkinson, and Wilcox; three Class B directors, Messrs. Demorest, Reynolds, and Swindells; and three Class C directors, Messrs. Declusin, Neun, and Walker. Class A and C directors serve until the Annual Meetings of Stockholders to be held in 2007 and 2006, respectively, and until their successors are elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at that annual meeting.

The nominees for election as Class B directors are Harry L. Demorest, Stephen P. Reynolds, and William Swindells. They are each members of the present Board. Each nominee is a director standing for re-election. Each of the nominees has consented to serve if elected. The Corporation does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Class B directors to be elected at the 2005 Annual Meeting will serve until the Annual Meeting of Stockholders in 2008 and until their successors are elected and qualified.

Unless authority to vote for a director is withheld, the accompanying proxy, if properly executed and returned, will be voted for the election of the Class B nominees named below. If authority to vote for the nominees is withheld, the withheld votes will not be cast for any other nominee. If any nominee is unable or unwilling to serve as a director, proxies may be voted for such substitute nominee as may be designated by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

As part of the 2004 settlement of the labor dispute between the Corporation and the United Steelworkers of America and during the term of the collective bargaining agreements, the United Steelworkers of America has the right to designate an individual to serve on the Board and, subject to certain procedures, the Board will appoint such individual to the Board and the Board will recommend such individual for election by the stockholders to serve a regular term at the next annual meeting of stockholders. As of the date of this proxy statement, no individual has been designated.

The following table sets forth information with respect to the persons nominated for election as Class B directors and each other director, including their names and ages as of March 1, 2005, business experience during the past five years, and directorships in other publicly traded corporations.

	Principal Occupation and Certain Other Directorships	Age	Director Since
CLASS B (Nominees whose term of office will expire in 2008):

Harry L. Demorest	Mr. Demorest is President and Chief Executive Officer and a director of Columbia Forest Products, Inc., Portland, Oregon, a position he has held since March 1996.	63	2001

Stephen P. Reynolds	Mr. Reynolds is President and Chief Executive Officer and a director of Puget Energy and Puget Sound Energy, Bellevue, Washington. Prior to joining Puget Energy in January of 2002, Mr. Reynolds served as President and Chief Executive Officer of Reynolds Energy International, an energy advisory firm in Houston, Texas. Mr. Reynolds also serves on the Board of Directors of Unova Corporation.	57	1999

William Swindells	Mr. Swindells is the Chairman of the Board of Directors and is the former Chairman of the Board of Directors of Willamette Industries, Inc., a diversified wood products company. While at Willamette Industries, Inc., he held the position of Chairman of the Board from 1985 to February 2002 and also held the position of Chief Executive Officer from 1985 until September 1995 and again from November 1997 until December 1998.	74	1994

CLASS A (directors whose term of office will expire in 2007):

William P. Kinnune	Mr. Kinnune is a former Executive Vice President of Willamette Industries, Inc., a diversified wood products company. While at Willamette Industries, Inc., he held the position of Executive Vice President of the Corrugated, Bags, Specialty Products, Board and Paper Division from 1985 to 2002. He is a director on the board of AGE Industries, Inc.	65	2004

David L. Parkinson	Mr. Parkinson is Chairman and Chief Financial Officer of the Arizona Railway Group, a short line railroad holding company. He was Chairman and Chief Executive Officer of ParkSierra Rail Group from 1991 to 2002.	66	2001

Brett Wilcox	Mr. Wilcox is founder and Chief Executive Officer of Golden Northwest Aluminum Inc., and its subsidiaries. On December 22, 2003, Golden Northwest Aluminum, Inc. and its subsidiaries, Goldendale Holding Company, Goldendale Aluminum Company and Northwest Aluminum Technologies, LLC filed petitions for relief under Chapter 11 in the United States District Court for the District of Oregon and on November 10, 2004, two other subsidiaries, Northwest Aluminum Company and Northwest Aluminum Specialties, Inc. filed petitions for relief under Chapter 11. When the Chapter 11 plan becomes effective, Mr. Wilcox will no longer be Chief Executive Officer, but rather act as a consultant. Mr. Wilcox is also the sole owner of Northwest Development Energy, LLC, an Oregon limited liability company.	51	2004

	Principal Occupation and Certain Other Directorships	Age	Director Since
CLASS C (directors whose term of office will expire in 2006):

James E. Declusin	Mr. Declusin is the President and Chief Executive Officer of the Corporation serving since August 2003. Mr. Declusin spent sixteen years with California Steel Industries, most recently serving as Senior Executive Vice President and Chief Operating Officer, retiring on October 31, 2000.	62	2000

Carl W. Neun	Mr. Neun was Senior Vice President and Chief Financial Officer for Tektronix, Inc., an electronics manufacturing company, from 1993 until his retirement in 2000. Mr. Neun also serves on the boards of RadiSys Corporation, Planar Systems, and Powerwave Technologies.	61	2002

Frank M. Walker	Mr. Walker is President, Chief Executive Officer and a director of Feralloy Corporation, a steel processing and distribution corporation. He has held these positions since 1993. He also serves on the board of Delta Steel, Inc.	59	2002

THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

The Board has standing Executive, Audit, and Nominating/Corporate Governance and Compensation Committees.

Executive Committee

The Executive Committee may exercise all the authority of the Board, subject to the actions of the full Board and except as otherwise provided by the Corporation’s restated certificate of incorporation, the Corporation’s bylaws or applicable law. The members of the Executive Committee during 2004 were Messrs. Declusin, Demorest, and Swindells. Mr. Swindells, as Chairman of the Board, is an ex officio member of each of the other Committees, and as such he is invited to attend all of their meetings but he does not vote.

Audit Committee

The Audit Committee’s purpose is to assist Board oversight of: (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the independence and qualification of the outside auditors, and (iv) the performance of the Corporation’s internal audit function and outside auditor. Until April 29, 2004, the members of the Audit Committee were Messrs. Demorest, Neun, Parkinson, and John A. Sproul, a former director of the Company. The members of the Audit Committee from April 29, 2004 were Messrs. Demorest, Neun, Parkinson, and Wilcox.

Nominating/Corporate Governance and Compensation Committee

In 2002, the functions of the Nominating Committee and Compensation Committee were combined into the Nominating/Corporate Governance and Compensation (“Nominating/Compensation”) Committee. Until April 29, 2004, the members of the Nominating/Compensation Committee were Messrs. Reynolds, Swindells, and Walker. The members of the Nominating/Compensation Committee from April 29, 2004 were Messrs. Walker, Kinnune, and Reynolds. The Board has determined that each member of the Nominating/Compensation Committee is independent, as independence is defined in the New York Stock Exchange listing standards. In 2004, the Corporation adopted a Nominating/Compensation Committee charter, as may be amended from time to time, available on the Corporation’s website at www.osm.com.

 Nominating/Corporate Governance Functions

The purposes of this Committee in the areas of Nominating/Corporate Governance are to (i) identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; (ii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Corporation; and (iii) oversee the evaluation of the Board and Corporation management.

The Nominating/Compensation Committee will, with direct input from the Chairman of the Board and the Chief Executive Officer of the Corporation, identify qualified individuals to become directors, and make recommendations to the full Board for approval. It is expected that all directors will be alert to potential board candidates with appropriate skills and characteristics and communicate such information to the Committee. The Committee will consider stockholder suggestions as to nominees for directors, such suggestions should be addressed to the Secretary of the Corporation at its principal executive offices and contain the information required by Section 1.2 of the Corporation’s bylaws. The information required includes the name, age, business address, and residence address of the proposed nominee, the principal occupation or employment of the proposed nominee, the number of shares of the Corporation held by the proposed nominee, any other information required by the SEC rules to be disclosed in a proxy statement and a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In addition, the proposing stockholder must provide such stockholder’s name and address, the number of shares of the Corporation held by the stockholder, a description of any arrangement between the proposed nominee and the stockholder, confirm that the stockholder will appear at the meeting to nominate the proposed nominee and any other information required by the SEC rules to be disclosed in a proxy statement. In 2004 and as amended in 2005, the Corporation adopted Corporate Governance Guidelines that specify that the Board seeks directors from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation of integrity and are selected based upon contributions such nominees can make to the Board and management. In addition, any nominee should have experience in positions with a high degree of responsibility, be a leader in the organization with which the nominee is affiliated, understand the Corporation’s business environment and be free from relationships or conflicts of interest that could interfere with the director’s duties to the Corporation and its stockholders. The nominee must be willing to devote sufficient time to carrying out the director’s duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. The Committee may also develop and recommend to the Board additional criteria for selecting new directors, including background, skills, experience, age, diversity, time availability (including the number of other boards the person sits on), needs of the Board and current and further business directions of the Corporation. Although the Committee has not adopted specific criteria, any proposed nominees must meet the qualifications set forth in the Corporate Governance Guidelines and additional criteria, when adopted. Assuming compliance with the procedures, there would be no differences in the evaluation of a proposed nominee if the proposed nominee is recommended by a stockholder. The Corporation received no notice of a director candidate recommended by a stockholder or group with 120 days before the anniversary of the prior year’s release of the proxy statement.

In order to be considered for the 2006 Annual Meeting of Stockholders, such suggestions should be received by no later than November 30, 2005.

Compensation Functions

The purposes of the Committee in the areas of compensation are to have direct responsibility to (i) review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation based on this examination; (ii) make recommendations to the Board with respect to non-CEO executive officer compensation and incentive compensation and equity-based plans that are subject to Board approval (the Board may delegate such authority to the Committee); and (iii) produce an annual report on executive officer compensation as required by the SEC for inclusion in the Corporation’s proxy statement or Form 10-K.

BOARD AND COMMITTEE MEETINGS

During 2004, the Board held 7 meetings, the Audit Committee held 6 meetings, and the Nominating/Compensation Committee held 4 meetings. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of committees of which he is a member which were held during the period for which he was a director.

Executive Sessions

The Board meets in executive session without management at the conclusion of each regular Board meeting. Mr. Swindells as Chairman of the Board was selected to preside at the executive sessions of non-management directors.

COMMUNICATIONS WITH NON-MANAGEMENT DIRECTORS

Anyone who has a concern about the Corporation’s conduct, accounting, internal accounting controls, or auditing matters may communicate that concern directly to the non-management directors, or to the Audit Committee.

Concerns may be submitted confidentially or anonymously. Submissions may be e-mailed, submitted in writing, or reported by phone to a toll-free phone number – 1-800-826-6762. This contact information is published on the Corporation’s website, www.osm.com. Submissions for non-management directors will be reviewed by the presiding director of the non-management directors, Mr. Swindells and submissions for the Audit Committee will be reviewed by the chair of the Audit Committee, Mr. Demorest.

GOVERNANCE DOCUMENTS AND DIRECTORS’ POLICIES

The Corporation has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, Codes of Ethics for the Chief Executive Officer and Senior Financial Professionals, Audit Committee Charter and Nominating/Compensation Committee Charter. Each of these documents is available on the Corporation’s website, www.osm.com, and the information is available in print to any stockholder who requests it. In addition to these guidelines, codes, and charters, and the Corporation’s bylaws and certificate of incorporation, the Board’s policy is that all directors should attend the Annual Meeting and in 2004, all directors except Mr. Sproul attended the Annual Meeting.

OTHER RELATIONSHIPS

Oregon Feralloy Partners is a joint venture between Feralloy Corporation (“Feralloy”) and the Corporation that processes plate from hot roll coil product produced by the Corporation. Feralloy is the operating partner and owns 40% and the Corporation owns 60% and leases certain real property in Portland, Oregon. During 2004, Feralloy’s pro rata share of payments for plate processing transactions amounted to approximately $2.2 million. Mr. Walker is the President and Chief Executive Officer of Feralloy.

INDEPENDENCE OF DIRECTORS

In January 2005, the Board affirmatively determined that each of the following directors is “independent” as required by the New York Stock Exchange listing standards: Harry L. Demorest, William P. Kinnune, Carl W. Neun, David L. Parkinson, Stephen P. Reynolds, William Swindells, Frank M. Walker, and Brett Wilcox. As such, the Board is composed of a majority of independent directors. In making that determination, the Board, relying in part on responses to questionnaires completed by each director, concluded that except for Messrs. Walker and Declusin, the other directors had no relationships with the Corporation (either directly or indirectly as a partner, stockholder, or officer of an organization that has a relationship with the Corporation) except as a director. With respect to Mr. Walker, the Board determined that Mr. Walker was independent finding that Mr. Walker’s and Feralloy’s relationship with the Corporation was not material. The bases of that determination were (i) the relationship did not fall within any of the disqualification provisions specified by the New York Stock Exchange listing standards; (ii) the relationship between the Corporation and Feralloy is not material in the Board’s opinion in that it represents less than 1% of the Corporation’s business and less than 1% of Feralloy’s business for each of the three years ended 2002, 2003, and 2004; and (iii) except for the Oregon Feralloy Partners’ relationship, there were no other material relationships between Mr. Walker and the Corporation, including commercial, industrial, banking, consulting, legal, accounting, charitable, and familial.

COMPENSATION OF DIRECTORS

During 2004, directors who were not full-time employees of the Corporation received an annual fee of $21,000, plus $1,200 for each Board and committee meeting attended and reimbursement of expenses. Mr. Declusin, who is a full-time employee of the Corporation, does not receive additional fees for serving on the Board, for serving on any committee or for attending any Board or committee meetings.

On April 29, 2004, each of Messrs. Kinnune and Wilcox received grants of options to purchase 3,500 shares and each of the other non-employee directors received annual grants of options to purchase 1,500 shares under the Non-Employee Directors’ Stock Option Plan (the “Directors’ Stock Option Plan”) established by the Board effective April 26, 2002. The Directors’ Stock Option Plan provided for outside directors to receive initial grants of options to purchase 4,000 shares of common stock on the effective date and annual grants of options to purchase 1,500 shares of the common stock on the day of the annual meeting, at an exercise price equal to the closing price on the grant date, and vesting over three years. New directors receive an initial grant of options to purchase 2,000 shares on the day after their appointment.

The Board terminated the Oregon Steel Mills, Inc. Directors’ Retirement Plan (the “Retirement Plan”) as of December 31, 2001. Under the Retirement Plan, in effect since January 1, 1998, retiring directors who had completed five years of service as an outside director were paid $20,000 annually until the number of payments equals the number of full years of service as an outside director. The payment terms were convertible to a lump-sum present value payment if so elected by the retiring director and approved by the Compensation Committee. In terminating the Retirement Plan, terms of payment of vested benefits were arranged for the two outside directors with more than five years of service on the Board. In January 2002, Mr. John A. Sproul, an outside director since 1989, began receiving six annual payments of $34,505, and Mr. William Swindells, an outside director since 1994, began receiving six annual payments of $22,752.

During 2004 the Nominating/Compensation Committee retained an independent consulting firm to review and benchmark director compensation with that of directors of other publicly traded manufacturing and steel companies. The consultant’s report to the committee concluded that the Corporation should consider certain changes to bring its compensation program for directors in line with the market median. On March 1, 2005, based on the independent consultant’s report, the Nominating/Compensation Committee recommended and the Board approved the following changes to directors’ cash compensation:

•	Increase in annual retainer from $21,000 to $25,000

•	Implement additional annual retainer of $4,000 for each outside Committee Chair and $6,000 for Lead Outside Director

•	Maintain meeting fees at $1,200

On March 1, 2005, based on the independent consultant’s report, the Nominating/Compensation Committee also recommended and the Board approved the following changes to directors’ equity compensation, subject to stockholders approval of the proposed 2005 Long-Term Incentive Plan, further described under Proposal 2:

•	Discontinue granting options under the existing director stock option plan and adopt and implement the 2005 Long-Term Incentive Plan with the following features:

•	Instead of the Initial and Annual Grants of Stock Options, award Restricted Stock with the same vesting schedule

•	Initial grants for new Directors would be the number of shares equal to $30,000 on the date of appointment

•	Annual grants for each Director would be the number of shares equal to $25,000 on the date of the Annual Stockholders’ Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of the Common Stock as of March 1, 2005, by each person known to the Corporation to be a beneficial owner of more than 5% of the outstanding shares of Common Stock. The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.

Name	Number of Shares	Percentage of Class
Jeffrey L. Gendell, et al. (1)	3,014,100 (1)	8.53%
55 Railroad Avenue, 3rd Floor, Greenwich, CT 06830

First Pacific Advisors, Inc. (2)	2,011,700 (2)	5.7%
11400 West Olympic Boulevard, Suite 1200,
Los Angeles, CA 90064

(1) Based upon information obtained from Schedule 13G/Amendment No. 2, dated February 10, 2005, filed by Jeffrey L. Gendell, et al. with the Securities and Exchange Commission: Tontine Capital Management, L.L.C. and Tontine Partners, L.P. have shared power to vote and dispose of 1,162,800 shares; Tontine Capital Partners, L.P. and Tontine Capital Management, L.L.C. have shared power to vote and dispose of 1,012,700 shares; Tontine Overseas Associates, L.L.C has shared power to vote and dispose of 838,600 shares; and Jeffrey Gendell has shared power to vote and dispose of 3,014,100 shares.

(2) Based upon information obtained from Schedule 13G Amendment No. 9 dated February 11, 2005, filed by First Pacific Advisors, Inc. with the Securities and Exchange Commission: First Pacific Advisors, Inc. has the shared power to dispose of 2,011,700 shares and the shared power to vote 620,000 shares.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of shares of the Common Stock as of March 1, 2005, by (i) each director and named executive officer and (ii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.

	Shares owned directly	Beneficially owned (1) pursuant to stock options	Total Shares	Percent of Class

Directors:
Harry L. Demorest	26,000	5,000	31,000	*
William P. Kinnune	5,000	1,167	6,167	*
Carl W. Neun	2,000	5,000	7,000	*
David L. Parkinson	13,166	1,834	15,000	*
Stephen P. Reynolds	100	5,000	5,100	*
William Swindells	36,000	5,000	41,000	*
Frank M. Walker	2,000	3,750	5,750	*
Brett Wilcox	—	1,167	1,167	*
Named Executive Officers:
James E. Declusin (2)	40,000	27,833	67,833	*
L. Ray Adams	10,600	75,067	85,667	*
Steven M. Rowan (3)	—	—	—	*
Jennifer R. Murray	—	27,100	27,100	*
Robert A. Simon	100	35,333	35,433	*
Directors and Executive Officers as a group (17 persons)	134,966	282,451	417,417	1.2%

* Less than 1% of the outstanding Common Stock.

(1) Beneficially owned that may be acquired within 60 days of March 1, 2005, pursuant to stock options.

(2) Mr. Declusin is also member of the Board of Directors.

(3) Mr. Rowan retired December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Corporation’s review of Forms 3, 4, and 5 furnished to the Corporation pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), all such forms were filed on a timely basis.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the five-year cumulative total stockholder return* of the Corporation’s Common Stock, based on the market price of Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Russell 2000 Index, and the Standard & Poor’s Steel Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG OREGON STEEL MILLS, THE RUSSELL 2000 INDEX,
AND THE S & P STEEL INDEX

*$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to or accrued by the Corporation and its subsidiaries for the Chief Executive Officer and each of the four most highly paid named executive officers of the Corporation and its subsidiaries as of December 31, 2004.

	Annual Compensation(1)				Long-Term Compensation		All Other Compensation

Name and Principal Position	Year	Salary	Bonus (2)	All Other Annual Compensation (5)	Shares Underlying Stock Options(#)	Restricted Shares (3)	Thrift Plan Contribution (4)

James E. Declusin	2004	$500,000	$700,000	$73,029	70,000	$310,000	$6,150
President and	2003	$187,000	—	$174,600	—	$57,000	$1,250
Chief Executive Officer	2002	—	—	—	—	—	—

L. Ray Adams	2004	$280,000	$280,000	—	35,000	—	$6,150
Vice President Finance,	2003	$280,000	—	—	—	—	$3,000
Chief Financial Officer and Treasurer	2002	$280,000	$80,000	—	—	—	$2,750

Steven M. Rowan	2004	$200,000	$120,000	—	5,000	—	$6,000
Vice President Materials	2003	$200,000	—	—	—	—	$1,617
and Transportation	2002	$200,000	$48,000	—	—	—	$2,750

Jennifer R. Murray	2004	$155,833	$124,650	—	15,000	—	$4,675
Vice President Administration	2003	$145,000	—	—	—	—	$2,175
and Corporate Secretary	2002	$145,000	$36,000	—	—	—	$2,055

Robert A. Simon	2004	$220,000	$176,000	—	28,000	—	$1,375
Vice President and General	2003	$220,000	—	—	—	—	—
Manager, RMSM Division	2002	$220,000	$69,000	—	—	—	—

(1) Pension benefits accrued in 2002-2004 are not included in this Summary Compensation Table.

(2) Year 2004 amounts include bonuses earned under the 2004 Annual Incentive Plan, plus one-time additional bonus for extraordinary performance approved by the Board, and paid in 2005. Year 2002 amounts were earned under the 2002 Annual Incentive Plan and paid in 2003.

(3) 40,000 restricted shares granted August 1, 2003 as an inducement to accept the position of President and Chief Executive Officer (“CEO”). The 2003 amount reported is the value at the closing market price of $2.85 on August 1, 2003, of the 20,000 shares that vested immediately upon grant. The remaining 20,000 shares vested August 1, 2004, and are valued at the closing market price of $15.50.

(4) Matching contributions made by the Corporation on behalf of the named executive to the Corporation’s Thrift Plan.

(5) Other 2004 compensation reported for Mr. Declusin was $24,000 automobile allowance and $49,029 for relocation expenses. Other 2003 compensation reported for Mr. Declusin was $125,000 for relocation expenses, $7,000 automobile allowance, $30,600 directors’ fees for service as an outside director and $12,000 consulting fees for sales and marketing consulting before his August 1, 2003, appointment as President and CEO.

OPTION GRANTS DURING 2004

In April 2000, the stockholders approved the Corporation’s 2000 Long-Term Incentive Nonqualified Stock Option Plan (“2000 Plan”). The 2000 Plan is administered by the Compensation Committee of the Board of Directors and provides for grants to officers and employees of options to acquire up to one million shares of the Common Stock, subject to the limitations set forth in the 2000 Plan. Pursuant to the 2000 Plan, the granting of options is at the discretion of the Board of Directors, and it has the authority to set the terms and conditions of the options granted. As of March 1, 2005, options to purchase 487,800 shares of the Common Stock were outstanding under the 2000 Plan.

The following table sets forth certain information regarding grants of options to purchase shares of Common Stock of the Corporation during 2004, as to each of the named executive officers:

Individual Grants
(a) Name	(b) Number of Securities Underlying Options Grant (#) (1)	(c) % of Total Options Granted to Employees in 2004	(d) Exercise or Base Price ($/Share)	(e) Expiration Date	(f) Grant Date Present Value $ (3)

James E. Declusin	70,000	23%	$8.04	4-28-2014	$396,200
L. Ray Adams	35,000	12%	$8.04	4-28-2014	$198,100
Steven M. Rowan (2)	5,000	2%	$8.04	4-28-2014	$28,300
Jennifer R. Murray	15,000	5%	$8.04	4-28-2014	$84,900
Robert A. Simon	28,000	9%	$8.04	4-28-2014	$158,480

(1) The shares granted under these options, except for the options granted to Mr. Rowan, vest and become exercisable as long as the employee remains with the Corporation under the following schedule: one third on April 29, 2005; one third on April 29, 2006; and one third on April 29, 2007.

(2) The shares granted under the options awarded to Mr. Rowan vested on October 1, 2004. The vesting schedule for Mr. Rowan’s options grant was determined based on his planned retirement on December 31, 2004.

(3) The determination of present value has been made utilizing the Black-Scholes method based on the following assumptions: the options are assumed to be exercised within seven years of their grant date; yield volatility of 71.5%; annual dividend yield of 0% and a risk free rate of return range of 4.1%.

AGGREGATED OPTION EXERCISES IN 2004 AND DECEMBER 31, 2004 OPTION VALUES

The following table sets forth certain information concerning each exercise of stock options during 2004 by each of the named executive officers and the December 31, 2004 value of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable			Value of Unexercised In-the-Money Options at FY-End ($) (1) Exercisable/ Unexercisable

James E. Declusin	—	—	3,166	/	72,334	$43,745	/	$892,855
L. Ray Adams	—	—	63,400	/	35,000	$1,064,636	/	$428,750
Steven M. Rowan	19,000	$233,833	18,400	/	—	$249,704	/	—
Jennifer R. Murray	—	—	22,100	/	15,000	$369,717	/	$183,750
Robert A. Simon	18,200	$118,383	26,000	/	28,000	$407,750	/	$343,000

(1) Calculated by: (a) determining the difference between (1) $20.90 per share, the price last sold of the Corporation’s Common Stock on December 31, 2004, and (2) the exercise price of the options; and (b) multiplying such difference by the total number of shares under the option.

EQUITY COMPENSATION PLAN INFORMATION

In general, the Corporation has two compensation plans under which equity securities are authorized for issuance to employees or non-employee directors: the 2000 Long- Term Incentive Nonqualified Stock Option Plan (“2000 Plan”) and 2002 Non-Employee Directors’ Stock Option Plan (“2002 Plan”). The 2000 Plan was approved by stockholders and the 2002 Plan did not require stockholders’ approval.

The following table summarizes information with respect to shares to be issued upon exercise of options under the Corporation’s equity compensation plans as of December 31, 2004 (the table does not reflect the proposed 2005 Long-Term Incentive Plan that is submitted to stockholders in Proposal 2 of the Proxy Statement):

Plan Category	(a) Number of shares to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))

Equity compensation plans approved by security holders	575,718	$6.05	77,000
Equity compensation plans not approved by security holders	58,750	$6.50	90,000

Total	634,468	$6.09	167,000

The equity compensation plans not approved by stockholders have generally the same features as those approved by stockholders. For further details regarding the Corporation’s equity compensation plans, including the 2002 Plan, which was not approved by stockholders, see “Compensation of Directors.”

DEFINED BENEFIT RETIREMENT PLANS

The Corporation’s pension plans are defined benefit plans qualified under section 401(a) of the Internal Revenue Code (the “Code”). Executive officers and most other domestic employees of the Corporation are eligible to participate in the Oregon Steel Mills, Inc. Pension Plan (the “Plan”) or similar plans. Normal retirement is at age 65.

The amount of an employee’s pension benefit and the resulting monthly payments an employee receives upon retirement are based upon the level of the employee’s prior annual compensation, the employee’s number of years of benefit service, and other factors. The employee’s annual pension benefit is equal to the sum of:

(i)	for each full or partial year of benefit service prior to January 1, 1994, 1% of the first $22,800 of Past Service Compensation, plus 1.6% of Past Service Compensation in excess of $22,800. (“Past Service Compensation” is the employee’s average compensation for the years 1991, 1992, and 1993); plus

(ii)	for each full or partial year of benefit service beginning on or after January 1, 1994, 1.2% of the employee’s compensation during such year up to the employee’s “Covered Compensation” amount for the year, plus 1.7% of the employee’s compensation in excess of such “Covered Compensation” amount. (“Covered Compensation” for each year is determined by the employee’s age and is taken from a Social Security Covered Compensation Table published annually in accordance with IRS regulations. For any given age, the “Covered Compensation” amount in the Table represents the average of the Social Security taxable wage bases over the 35-year period ending in the year someone that age will reach Social Security normal retirement age.)

In addition to the Plan, the Corporation initiated effective May 1, 1994, a Supplemental Retirement Plan (the “SERP”) to supplement the Plan and make up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code on benefits and contributions under those plans. The SERP results in highly compensated employees receiving retirement benefits calculated on the same basis as other employees. Employees become eligible for benefits under the SERP whenever: (a) the employee has service after the effective date; (b) the employee becomes eligible for benefits under the Plan; and (c) the employee’s benefit is limited by section 401(a)(17) of the Code or by the dollar amount under section 415 of the Code, or both. The benefit paid under the SERP is the difference between the Plan benefit calculated as described above and the amount that would have been paid under the Plan in the absence of the dollar limits in sections 401(a)(17) and 415 of the Code. Such benefit payments are made at the time that the benefits under the Plan are paid, or earlier upon an adverse IRS ruling. The Compensation Committee of the Board of Directors may amend or terminate the SERP at any time so long as rights already accrued at the time of such amendment or termination are preserved.

The following Pension Plan Table shows the estimated annual benefits payable upon retirement at age 65 (including benefits under the SERP) in the specified compensation and years of service classifications.

PENSION PLAN TABLE

(Qualified Defined Benefit Plan Plus SERP) (2)

Annual Benefits for Years of Service
Remuneration(1)	15 Years	20 Years	25 Years	30 Years	35 Years
$150,000	$33,750	$45,000	$56,250	$67,500	$78,750
200,000	46,500	62,000	77,500	93,000	108,500
250,000	59,250	79,000	98,750	118,500	138,250
300,000	72,000	96,000	120,000	144,000	168,000
350,000	84,750	113,000	141,250	169,500	197,750
400,000	97,500	130,000	162,500	195,000	227,500
450,000	110,250	147,000	183,750	220,500	257,250
500,000	123,000	164,000	205,000	246,000	287,000
550,000	135,750	181,000	226,250	271,500	316,750
600,000	148,500	198,000	247,500	297,000	346,500
650,000	161,250	215,000	268,750	322,500	376,250
700,000	174,000	232,000	290,000	348,000	406,000
750,000	186,750	249,000	311,250	373,500	435,750
800,000	199,500	266,000	332,500	399,000	465,500
850,000	212,250	283,000	353,750	424,500	495,250
900,000	225,000	300,000	375,000	450,000	525,000
1,000,000	250,500	334,000	417,500	501,000	584,500
1,100,000	276,000	368,000	460,000	552,000	644,000
1,200,000	301,500	402,000	502,500	603,000	703,500
1,300,000	327,000	436,000	545,000	654,000	763,000
1,400,000	352,500	470,000	587,500	705,000	822,500
1,500,000	378,000	504,000	630,000	756,000	882,000

(1) Represents at least 125% of the maximum compensation for the year ended December 31, 2004.

(2) Estimates assume all service is after January 1, 1994, and Social Security Covered Compensation as defined above is $60,000 for all years.

The portion of an employee’s benefit attributable to years of benefit service in excess of 35 years is limited to 1.0% of his or her Past Service Compensation for purposes of (i), above; and to 1.2% of his or her annual compensation for purposes of (ii), above. Notwithstanding the foregoing, an employee’s compensation taken into account for any Plan year after 1993 does not exceed $150,000 (or such other amount as may be prescribed for the relevant plan year by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code). As previously described, the SERP will pay benefits on the additional compensation above that amount. The plan benefits are not subject to deduction for Social Security or other offset amounts. For each named executive officer listed on the Summary Compensation Table, pension benefits are reported in the following table.

	Credited Years of Service as of 12-31-04	Assumed Retirement Age	Lifetime Annual Payments under the Pension Plan and SERP(1)
James E. Declusin	1.4	65	$34,473
L. Ray Adams	16.5	65	$107,259
Steven M. Rowan	33.0	59	$52,194
Jennifer R. Murray	7.9	65	$50,914
Robert A. Simon	12.7	65	$97,363

(1) Upon their retirement, assuming no increase in current rates of annual compensation, and based upon years of service shown above. The applicable compensation each year is the sum of the “Salary” and “Annual Incentive Plan” compensation shapplicable compensation each year is the sum of the “Salary” and “Annual Incentive Plan” compensation shown on the Summary Compensation Table, limited as described above.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENT

Mr. Declusin entered into an employment agreement with the Corporation dated August 1, 2003, to serve as President and Chief Executive Officer. The agreement expires on December 31, 2005, but is automatically renewable for one-year terms, unless either party gives notice to the other of his or its intent not to renew not less than six months prior to the end of the initial term or any renewal term. The compensation provisions of the employment agreement are described in the accompanying report of the Compensation Committee of the Board of Directors. On February 3, 2005, based in part on the Corporation’s preliminary 2004 financial results and a review of the total compensation of CEO’s and other Executive Officers of comparable companies prepared by independent professional compensation consultant, the Board of Directors increased the annual base salary component of its employment agreement with Mr. Declusin to $560,00 0, and approved one-time discretionary cash bonus awards for certain Executive Officers, including Mr. Declusin, in addition to the amounts payable under the 2004 Annual Incentive Plan. The other provisions covered in the employment agreement (which remained unchanged) are vacation, benefit plans, expenses, fringe benefits, and termination. As part of the agreement, Mr. Declusin has agreed not to compete with the Corporation for a one-year period following any voluntary termination without “good reason” (as defined in the agreement). Except as described below, no other named executive has a written agreement related to employment with the Corporation.

SEVERANCE AGREEMENT

Mr. Joe E. Corvin, former President, CEO and director of the Corporation entered into a separation agreement and general release with the Corporation effective July 31, 2003, and resigned as an officer and director of the Corporation and each of its subsidiaries. Under the agreement, Mr. Corvin is on paid administrative leave through the earlier of April 6, 2006, or until he becomes employed on a full-time basis with another employer. During the period, the Corporation will pay Mr. Corvin $550,000 annually, provide outplacement services, and allow Mr. Corvin to participate in certain of the Corporation’s health and welfare benefit programs; however, Mr. Corvin will not be eligible to participate in any bonus, vacation, stock options, and other similar programs. Mr. Corvin also agreed not to compete with the Corporation.

CHANGE IN CONTROL AGREEMENTS

The Corporation has change-in-control agreements (“Agreements”) with Messrs. Declusin, Adams, Rowan, Simon, Ms. Murray, and certain other key employees (“Employees”). Change in Control is defined to include, among other things, the transfer of 25% or more of the Corporation’s voting securities to any person or entity or the election of a majority of directors who were not nominated by the then current Board. The Agreements provide, among other things, for severance compensation in the event that an Employee’s employment is terminated by the employer without cause or by the Employee with good reason, all as defined in the Agreements, during the three-year period following a Change in Control. Severance compensation is to be calculated as the sum of (i) three times the combined total of the Employee’s annual base salary plus depending on years of service, either the average of the last three year’s bonuses under the Annual Incentive Plan or Target Bonus under the Annual Incentive Plan as of the date of termination or immediately prior to the Change in Control, whichever is greater; (ii) an amount equal to the lump sum present actuarial value of the excess, if any, of the normal retirement allowance to which the Employee would have been entitled under the Pension Plan and SERP, assuming that the Employee continued as an active vested participant under such plan, without change in his or her rate of annual pay, until the earlier of his or her 65th birthday or the tenth anniversary of the date of the Change in Control, over the normal retirement allowance to which the Employee is actually entitled under the Pension Plan as of the date of termination; and (iii) group health benefits substantially similar to what the Employee was receiving immediately prior to the date of termination. In addition, the Corporation will pay an additional amount to the Employee to compensate for excise taxes the Employee is required to pay on “excess parachute payments.”

INDEMNIFICATION AGREEMENTS

The Corporation has entered into Indemnification Agreements with each director and certain executive officers (an “Indemnified Person”). Each agreement provides that the Corporation indemnifies the Indemnified Person to the fullest extent permitted by applicable law or the Corporation’s Restated Certificate of Incorporation, including if and when the Indemnified Person is or was a party or is threatened to be made a party to any action, suit, arbitration, investigation, administrative hearing, or any other proceeding (a “Proceeding”) because of the Indemnified Person’s status or former status as a director, officer, or other agent of the Corporation or because of anything done or not done by the Indemnified Person in such capacity, against all expenses and liabilities actually and reasonably incurred by the Indemnified Person or on the Indemnified Person’s behalf in connection with the investigation, defense, settlement, or appeal of such Proceeding. The Corporation will advance to the Indemnified Person all reasonable defense expenses incurred in defense of any Proceeding. Further, each agreement provides that upon the acquisition of 30% or more of the outstanding shares of Common Stock, other than by the Corporation, without approval by a majority of the Corporation’s Board prior to such acquisition, the Corporation will obtain and maintain over the term of the agreement an irrevocable standby letter of credit on terms satisfactory to the Indemnified Person in an appropriate amount (but not less than $500,000) naming the Indemnified Person as the beneficiary in order to secure the Corporation’s obligation under the agreement. Finally, each agreement provides that the Corporation will purchase and maintain director and officer insurance with coverage at least comparable to its then current insurance for the Indemnified Person for the term of the agreement. The Corporation may elect to not purchase the required insurance if the insurance is not reasonably available or if, in the reasonable business judgment of the directors of the Corporation, either the premium cost for such insurance is disproportionate to the amount of coverage or the coverage provided by such insurance is so limited that there is insufficient benefit from such insurance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2004, the Compensation Committee members were: (a) prior to April 29, 2004, Mr. Reynolds, Chairman, and Messrs. Walker and Swindells as members; and (b) starting April 29, 2004, Mr. Walker, Chairman, Messrs. Reynolds and Kinnune as members and Swindells as ex efficio member. None of the members of the Compensation Committee is or has been an officer or employee of the Corporation or any of its subsidiaries. In addition, except for Mr. Walker, none of the members of the Compensation Committee had any relationship with the Corporation or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC. Mr. Walker is President and Chief Executive Officer of Feralloy Corporation (“Feralloy). Oregon Feralloy Partners is a joint venture between Feralloy and the Corporation that processes plate from hot roll coil product produced by the Corporation. Feralloy is the oper ating partner and owns 40% and the Corporation owns 60% and leases certain real property in Portland, Oregon. During 2004, Feralloy’s pro rata share of payments for plate processing transactions amounted to approximately $2.2 million.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

During 2004, subject to approval of the Board, the Compensation Committee (the “Committee”) of the Board established the compensation plans and specific compensation levels for executive officers. The Committee was composed of independent, non-employee directors. The Committee’s charter which outlines its purposes, duties and responsibilities can be found on the Corporation’s website at www.osm.com.

COMPENSATION PRINCIPLES

The Corporation believes that the executive compensation program should be designed to attract, retain, and motivate talented executive officers to contribute to the Corporation’s long-term success. The Corporation maintains the philosophy that compensation of its executive officers should total compensation for senior executives. To achieve this linkage, incentive compensation programs are based upon performance meas total compensation for senior executives. To achieve this linkage, incentive compensation programs are based upon performance measures relevant to stockholder value.

COMPARATIVE EVALUATION

The Corporation seeks to align total compensation for its executive officers with that of comparable executive positions in other manufacturing and steel companies. In 2004, the Committee engaged an independent compensation consultant to assist it with reviewing and, if needed, designing executive officer compensation programs that would closely align the interests of the Company’s executive officers with its stockholders. The consultant’s report to the committee on executive compensation compared the base salary, annual incentive compensation, and long-term incentive compensation to other durable goods manufacturing companies, including steel companies (the “Study”). The Study focused on total compensation for the eight most senior executive positions.

The Study concluded that some executive base salaries were below the market median, and as a result the Committee recommended and the Board approved certain salary adjustments. Regarding the Corporation’s annual incentive compensation for executives, the Study concluded that the plan’s structure was competitive with the market median for comparable positions, except that most comparable plans provided for a maximum award of two times target bonus for extraordinary performance. As a result, the Committee recommended and the Board approved the addition of a maximum Annual Incentive Plan award of two times target bonus for extraordinary performance, effective beginning 2005. The Study also concluded that the Corporation’s long-term incentive compensation was competitive, except that a plan not limited to stock options would provide greater flexibility and better alignment. See the discussion titled “2005 L ong-Term Incentive Plan” below and Proposal 2.

EXECUTIVE COMPENSATION ELEMENTS

There are four elements in the Corporation’s executive officer compensation program, all determined by position, individual performance, and corporate performance and profitability.

Base Salary

The Committee sets base salary levels for all executive officers at levels that are competitive with similar positions at other comparable companies, and that reflect the responsibilities and performance of the individuals.

Annual Incentive

Executive officers participate in the Annual Incentive Plan (“AIP”) and are excluded from the employee profit participation plans. The AIP is designed to reward participants with an annual bonus if the results of certain pre-determined financial and other operational measurements meet or exceed the benchmarks set by the Board of Directors. From 2000 to 2003, the annual incentive compensation was determined based upon the Division’s and Corporation’s actual return on assets for the year, and calculated for each participant at a predetermined percentage of base salary. For 2004, AIP was based on the Corporation’s Net Income and the Divisions’ Operating Return on Assets. For 2005, AIP is based on the Corporation’s Net Income, the Divisions’ Operating Income and other operational measures.

On March 1, 2005, the Committee recommended and the Board approved the 2005 Annual Incentive Plan (“2005 AIP”) and the award opportunities. The terms of the 2005 AIP provide for annual cash incentive award opportunities based upon Company performance measures, with threshold, target, stretch, and extraordinary levels. The amount of incentive will be calculated by multiplying base salary by the product of the approved incentive percentage and the multiplier. The goals for 2005 are a combination of (i) operational goals (weighted 10%) and (ii) net income (weighted 90%). Achievement of the performance measurements, at the threshold level, results in a multiplier of .5; target level – 1 times; stretch 1.5 times; and extraordinary 2 times. The Committee has full discretion to determine the extent to which goals have been achieved, the payment level and whether any final payment will be made. The approved target incentive awards, expressed as a percentage of base salary, of the named executive officers for 2005 are the same as for 2004 and are as follows: James E. Declusin (70%), L. Ray Adams (50%), Jennifer R. Murray (40%), and Robert A. Simon (40%).

Long-Term Incentive

In April 2000, stockholders approved a long-term incentive plan, which is a non-qualified stock option plan (“2000 Plan”). Options to purchase 303,000 shares of Common Stock were granted during 2004. See section entitled “Option Grants During Fiscal 2004.” The independent consultant, as a result of its Study, recommended a new long-term incentive plan to replace the 2000 Plan.

2005 Long-Term Incentive Plan

On March 1, 2005, the Board adopted, upon the recommendation of its Compensation Committee, the Oregon Steel Mills, Inc. 2005 Long-Term Incentive Plan (“2005 LTIP”), subject to stockholder approval. The 2005 LTIP authorizes the grant of several types of stock-based awards, including performance awards, incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, and other stock unit awards.

On March 1, 2005, pursuant to the 2005 LTIP, the Board also approved, upon the recommendation of the Compensation Committee, the grant of performance-based equity awards (“Performance Shares”) under the 2005 LTIP to executive officers of the Company as a component of their total 2005 compensation package. The awards are subject to the approval of the 2005 LTIP by the stockholders. Each award is expressed as a target number of Performance Shares of the Company’s common stock determined by dividing the target long-term incentive value by the 20 trading day average closing share price at the beginning of the performance cycle. The number of Performance Shares, if any, actually earned by the grantee under an award will be based upon the performance of the Company over a three-year performance period (the “Performance Period”). For the Performance Shares granted on March 1, 2005, the Performance Period started January 1, 2005. Depending upon the Company’s performance with reference to the performance categories described below, a grantee ultimately may earn from zero to two times the target number of Performance Shares granted.

The performance categories used to determine how many Performance Shares ultimately will be earned are (1) the Company’s total shareholder return (“TSR”), defined as stock price appreciation including reinvestment of dividends, during the Performance Period relative to the TSR during that same period of the selected industry peer group, and (2) the three-year average EBITDA per ton of steel shipped. One half of the total target number of Performance Shares awarded may be earned based on the relative TSR performance and the other half may be earned based on the EBITDA per ton of steel shipped performance. For each performance category, performance levels have been set that will earn threshold (.25 times), target (1 times) and superior (2 times) payouts. If the threshold performance level is not achieved in a category as of the end of the award’s Performance Period, then none of the Performance S hares tied to that category would be earned. If at least the threshold is achieved in a category, then Performance Shares will be earned in an amount equal to the number of the award’s target shares tied to that category, multiplied by a percentage determined by a straight-line interpolation between the level of the Company’s performance in that category and the above-stated payout percentages. Earned awards will be paid 60% in cash and 40% in Company stock.

The number of target Performance Shares granted to the named executive officers for 2005, contingent upon meeting certain performance criteria over three years, were: James E. Declusin, President and Chief Executive Officer 24,000; L. Ray Adams, Vice President Finance, Chief Financial Officer and Treasurer 12,000; Jennifer R. Murray, Vice President Administration and Corporate Secretary 3,000; and Robert A. Simon, Vice President and General Manager RMSM 4,600.

Stockholder approval of the 2005 LTIP is being sought at the Annual Meeting of Stockholders – see Proposal 2.

Supplemental Retirement Plan

The Corporation also has a SERP (as discussed previously under the heading “Defined Benefit Retirement Plans”) whereby the SERP supplements pension benefits, making up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code.

CHIEF EXECUTIVE OFFICER (“CEO”) COMPENSATION

Through February 4, 2004, the Committee was responsible to review and recommend to the Board corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals, and recommend to the Board any changes in the CEO’s compensation level based on the evaluation. Effective February 4, 2004, the Board amended the charter to provide that the Committee review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives and either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation.

In connection with Mr. Declusin’s appointment to President and CEO on August 1, 2003, the Committee recommended and the Board approved an employment agreement, which expires on December 31, 2005, subject to renewal for one-year terms. Under the agreement, Mr. Declusin’s base salary was $500,000. He also received 40,000 restricted shares of the Corporation’s stock, 20,000 of which vested on August 1, 2003, and 20,000 of which vested on August 1, 2004, subject to forfeiture. In addition, Mr. Declusin was eligible to participate in the Annual Incentive Plan (“AIP”) at a target bonus of 70% of base salary for 2004. For the 2004 period, Mr. Declusin received an award under the AIP plan in the amount of $525,000 representing one and one-half times the target award. Because 2004 results represented an extraordinary level of performance, the Committee also approved an additional one-time discretionary cas h bonus award of $175,000 for Mr. Declusin. Other executive officers also received one-time discretionary cash bonuses. The total of the AIP award and the additional cash bonus does not exceed the new maximum AIP award from the recommendations of the Study. Mr. Declusin was also eligible to participate in the 2000 Long-Term Incentive Stock Options Plan. Stock options to purchase 70,000 shares of Common Stock at a strike price of $8.04 were granted to Mr. Declusin in 2004, of which 23,333 shares vest on April 29, 2005, and April 29, 2006, and 23,334 on April 29, 2007. The stock options were granted upon the same terms and conditions approved by the Committee for all executive officers and certain senior management level employees. In recommending the stock option grants, the Committee considered, among other factors, the Corporation’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Corporation’s CEO in past years.

On February 3, 2005, the Committee recommended and the independent members of the Board approved an amendment to Mr. Declusin’s employment agreement increasing Mr. Declusin’s base salary to $560,000 to bring his pay closer to market (defined as the median of the base pay paid by companies in a comparative group for this role according to the Study).

ADDITIONAL INFORMATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to a company’s chief executive officer and four other most highly compensated executive officers, unless the compensation satisfies the applicable requirements for a performance-based compensation exception, one of which is that stockholders approve the material terms of the compensation. The Corporation’s policy is to structure executive officer compensation to achieve deductibility under Section 162(m) while preserving flexibility in compensation program design to achieve corporate objectives. As such, in 2004 the Corporation did have “excessive employee remuneration” as defined in Section 162(m) of the Tax Code.

REQUEST FOR APPROVAL OF THE 2005 LONG-TERM INCENTIVE PLAN (PROPOSAL 2)

The Committee believes that the caliber and motivation of its people, and the leadership of its CEO, directors, and executive officers, are critical factors in the Corporation’s ability to create competitive advantage for stockholders through Corporation performance. The Committee believes that the long-term component of compensation is an important element of total compensation approach. Stockholder approval of the 2005 Long-Term Incentive Plan is critically important to the Corporation’s ability to offer equity incentives to align the interest of the Corporation’s directors and executives with stockholders for the success of the Corporation. The Committee believes the 2005 Long-Term Incentive Plan (Proposal 2 of this Proxy Statement) is worthy of your support.

COMPENSATION COMMITTEE DURING 2004

Frank M. Walker, Chairman
Stephen P. Reynolds
William J. Kinnune (beginning April 29, 2004)
William Swindells (member before April 29, 2004, and ex officio beginning April 29, 2004)

March 30, 2005

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has a separately designated audit committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee members in 2004 were Mr. Demorest, Chair, Messrs. Neun, Parkinson, Sproul (prior to April 29, 2004) and Wilcox (beginning April 29, 2004) as members and Mr. Swindells as ex officio member. As determined by the Board, each Audit Committee member is “independent” as defined by the New York Stock Exchange listing standards. The Board also determined that Mr. Demorest is an “audit committee financial expert” and he is independent. Furthermore, the Board determined that Mr. Neun’s simultaneous service on the audit committees of more than two other public companies would not impair his ability to effectively serve on the Corporation’s Audit Committee. The Board of Directors and the Audit Committee believe that the Audit Committee’s current memb er composition satisfies the New York Stock Exchange listing standards.

The Audit Committee oversees the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Corporation has adopted an amended and restated written charter of the Audit Committee, a copy of which was attached as Appendix B to last year’s 2004 Proxy Statement and as amended can be found at www.osm.com.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements to generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Corporation is compatible with maintaining the auditor’s independence, and determined that it is.

The function of the Audit Committee members is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In addition to performing the audit of the Corporation’s consolidated financial statements, PricewaterhouseCoopers LLP and/or KPMG LLP provided various other services during the last two years. The aggregate fees billed for the last two years for each of the following categories of services are set forth below:

2004	Audit Fees(1)	$1,010,000
	Audit Related Fees(2)	$39,000
	Tax Fees(3)	$30,000
	All Other Fees	—
2003	Audit Fees(1)	$498,000
	Audit Related Fees(2)	$36,000
	Tax Fees(3)	$20,000
	All Other Fees	—

(1) Audit fees include annual audit of the Corporation’s consolidated financial statements and review of interim financial statements in the Corporation’s Reports on Form 10Q. 2004 Audit fees include fees related to the Corporation’s Report on Internal Control over Financial Reporting, required by Sarbanes-Oxley Section 404.

(2) Audit related fees include audits of the Corporation’s employee benefit plans, review of registration statements and issuance of comfort letters.

(3) Tax-related services include review and assistance with tax returns for various legal entities of the Corporation, and tax advice and planning for income and other taxes.

The Audit Committee’s preapproval policies and procedures require preapproval of all non-prohibited audit and non-audit services provided by the independent auditors to the Corporation and require specific written preapproval relating to any type of non-prohibited services where fees in the aggregate are expected to exceed $10,000 (“Material Services”). The Audit Committee may delegate the authority to grant preapproval of Material Services to a designated member of the Audit Committee and Mr. Demorest as chairman was named the designated member. The Corporation has determined that certain non-audit services are prohibited. At each regularly scheduled Audit Committee meeting, the Audit Committee reviews a report summarizing the services provided by the independent auditors and a list of services to be preapproved since its last regularly scheduled meeting. All of the “audit services,” “audit-related services,” “tax services,” and “all other services” provided by KPMG during the 2004 fiscal year were preapproved by the Audit Committee in accordance with the Committee’s preapproval policies.

In reliance on the reviews and discussions referred to above, and exercising its business judgment, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

No portion of this Audit Committee Report is deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Corporation specifically incorporates this report or a portion of it by reference. In addition, this report is not deemed to be filed under either the Securities Act or the Exchange Act.

AUDIT COMMITTEE DURING 2004

Harry L. Demorest, Chairman
Carl W. Neun
David L. Parkinson
John A. Sproul (before April 29, 2004)
Brett Wilcox (beginning April 29, 2004)
William Swindells, ex officio

March 30, 2005

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

On July 7, 2003, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) was dismissed as certifying accountants by the Audit Committee. The audit reports of PricewaterhouseCoopers on the Corporation’s financial statements for the years ended December 31, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During 2001 and 2002 and through July 7, 2003, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference thereto in connection with its reports on the financial statements for such years. During 2001 and 2002 and through July 7, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Corporation delivered a draft copy of its

Form 8-K report to PricewaterhouseCoopers on July 7, 2003. Concurrently with that delivery, the Corporation requested that PricewaterhouseCoopers furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether PricewaterhouseCoopers agrees with the above statements and, if not, stating the respects in which PricewaterhouseCoopers does not agree. The letter of PricewaterhouseCoopers to the SEC dated July 7, 2003, indicating that they agree with the statements concerning PricewaterhouseCoopers in such Form 8-K was attached as Exhibit 16.1 to the Form 8-K filed on July 10, 2003.

On July 7, 2003, KPMG LLP (“KPMG”) was engaged as new independent accountant by the Audit Committee. During the Corporation’s 2001 and 2002 and through July 7, 2003, the Corporation did not consult with KPMG regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Corporation’s financial statements, and neither a written report was provided to the Corporation or oral advice was provided that KPMG concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event pursuant to Item 304(a)(1)(v) of Regulation S-K.

Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from stockholders.

DIRECTORS’ PROPOSAL TO APPROVE THE 2005 LONG-TERM INCENTIVE PLAN
(Proposal 2 on the Proxy Card)

BACKGROUND

On March 1, 2005, the Board adopted the Oregon Steel Mills, Inc. 2005 Long-Term Incentive Plan (“2005 LTIP” or “Plan”), subject to stockholder approval, which is being sought at the Annual Meeting of Stockholders. The 2005 LTIP is similar in purpose to the Oregon Steel Mills 2000 Long-Term Incentive Stock Options Plan (“2000 Plan”), which the stockholders approved in 2000. In 2002, the Board adopted the Non-employee Directors’ Stock Option Plan, which did not require stockholders’ approval.

As of the end of 2004, there were 634,468 shares of Oregon Steel Mills, Inc. common stock underlying outstanding stock options, with a weighted average exercise price of $6.09, and 167,000 shares remaining available for grant under our existing plans. It is anticipated that the additional 500,000 shares proposed to be authorized under the 2005 LTIP, together with the shares remaining under the 2000 Plan and the Non-employee Directors’ Stock Option Plan, will enable the Corporation to provide sufficient grants of awards for the next four years.

Key strategic objectives in the Corporation’s compensation program are to closely align employees’ interests with the long-term interests of stockholders, and to encourage executives and key employees to behave like owners of the business by rewarding them when stockholder value is created. To this end, the Corporation monitors its use of shares in line with those objectives and the Corporation’s overhang, defined as follows: (a) simple overhang, which is calculated by dividing the sum of existing awards outstanding and shares available for grant by common shares outstanding; (b) fully diluted overhang, which is calculated by dividing the sum of existing awards outstanding and shares available for grant by the sum of common shares outstanding plus existing awards outstanding and shares available for grant; and (c) gross run rate for share usage, which is calculated by dividing the number of shares granted per year by common shares outstanding at year-end.

As of December 31, 2004, 35,337,504 shares of Oregon Steel Mills, Inc. common stock were outstanding and, as noted above, 634,468 shares subject to outstanding option awards and 167,000 shares available for future awards under existing plans. Thus, as of December 31, 2004, the Corporation’s fully diluted overhang was 2.2% and simple overhang was 2.3%. If the 500,000 share authorization request under the 2005 LTIP is approved by stockholders, and those additional shares would have been available for grant as of December 31, 2004, fully diluted overhang would have increased to 3.6% and simple overhang would have increased to 3.7% as of that date. Gross run rate for 2004 was 0.9%.

By allowing the Corporation to continue to offer its non-employee directors, executive officers, and key employees long-term performance-based compensation through the 2005 LTIP, the Board believes the Corporation will continue to be able to attract, motivate, and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Corporation depends.

KEY FEATURES OF THE 2005 LTIP

Term of Plan

The 2005 LTIP becomes effective upon stockholder approval, and provides that no further grants under the 2005 LTIP may be made after May 31, 2010.

Authorized Shares

The total number of shares of common stock available for delivery pursuant to awards under the 2005 LTIP over its entire term is 500,000, which represents approximately 1.4% of the Corporation’s common stock outstanding.

Types of Awards

The 2005 LTIP authorizes the grant of several types of stock-based awards, including performance awards, incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock awards, and other stock unit awards. As described below in the section titled “AWARDS UNDER THE 2005 LTIP,” subject to stockholder approval of the Plan, performance awards which are contingent upon meeting certain performance criteria over three years were approved for executive officers under the 2005 program, and restricted stock will be awarded to non-employee directors. The other types of awards authorized under the 2005 LTIP may be utilized in the future if determined appropriate by the Compensation Committee of the Board (the “Committee”).

Minimum Vesting

The 2005 LTIP provides for certain minimum vesting requirements that must be followed, except in the case of change in control of the Corporation. First, options that vest based solely upon continued employment or service may not fully vest sooner than three years after the grant date. Second, restricted stock awards and other stock unit awards that vest solely based upon continued employment or service may not vest sooner than two years after the grant date. Finally, performance share awards, performance units, restricted stock awards and other stock unit awards that vest upon the attainment of performance goals must provide for a performance period established by the Committee.

No Discount Stock Options

The 2005 LTIP prohibits the grant of a stock option with an exercise price less than the fair market value of the Corporation’s stock on the date of grant.

No Repricing of Stock Options

No amendments to the 2005 LTIP will permit the Corporation to reprice any outstanding option or stock appreciation right without the prior approval of stockholders.

Plan Administered by Independent Committee

The 2005 LTIP will be managed by the Compensation Committee, which is comprised solely of independent, non-employee directors, and the Committee has engaged an independent executive compensation consultant to advise the Committee on compensation.

OTHER MATERIAL FEATURES OF THE 2005 LTIP

A summary of the additional material features of the 2005 LTIP is set forth below. The summary descriptions, in addition to the 2005 LTIP highlights described above are qualified in their entirety by the full text of the 2005 Long-Term Incentive Plan included in Appendix A to this proxy statement.

Shares Subject to the Plan and Share Counting Rules

Subject to certain adjustments, a total of 500,000 shares will be available for awards granted under the 2005 LTIP. Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

Any shares subject to an award under the 2005 LTIP that are forfeited, settled for cash, expire, or otherwise are terminated without issuance of such shares, are available for awards under the Plan. In the event that any Option or other award granted under the Plan is exercised through the delivery of shares or in the event that withholding tax liabilities arising from such Option or other award are satisfied by the withholding of shares by the Corporation, the number of shares available for awards under the Plan will be increased by the number of shares so surrendered or withheld. In addition, substitute awards do not reduce the shares available under the Plan or to a Participant in any calendar year.

The Plan also provides that shares delivered in settlement of an award issued in connection with the assumption or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition, or as a post-transaction grant under such a plan or arrangement of an acquired entity, will not be counted against the maximum number of shares available under the Plan, to the extent that the exemption from the stockholder approval requirements of the New York Stock Exchange relating to mergers and acquisitions is available.

Administration

The 2005 LTIP will be administered by the Committee, although the Board may exercise that authority itself or delegate administrative powers under the Plan to another board committee. In addition, the Committee generally may delegate its authority to one or more committees and/or to senior managers, and except for matters affecting any executive officer. All such delegation must be made in accordance with Delaware law. All determinations involving awards that are intended to be exempt from the deduction limitations of Section 162(m) of the Code must be made by the Corporation or another committee of outside directors meeting the requirements for the performance-based compensation exception. Determinations of the Committee will be final, conclusive, and binding upon all persons on any interested person. Such determinations include such matters as selecting participants, determining the awards that will be made under the Plan, interpreting plan provisions, and deciding the terms and conditions of any award. However, any action or determination by the Committee specifically affecting or relating to an award to a nonemployee director will be approved and ratified by the Board.

Antidilution

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, or similar transaction or other change in corporate structure affecting the shares, such adjustments and other substitutions will be made to the Plan and to awards as the Committee or the Board in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of securities which may be delivered under the Plan, in the aggregate or to any one participant, in the number, class, kind and exercise price of securities or other property subject to outstanding options, SARs or other awards granted under the Plan, and in the number, class and kind of securities or other property subject to awards granted under the Plan.

Persons Eligible for Grants

Any employee or non-employee director will be eligible to be selected as a participant under the Plan by the Committee. However, ISOs will be granted only to participants who are employees of the Corporation or a subsidiary, and no Non-employee Director will receive awards with an aggregate Fair Market Value in excess of $150,000 in any calendar year.

Types of Awards

Performance Awards that are established by the Committee in accordance with Section 162(m), must be made subject to the achievement of objective performance goals, established by the Committee, based upon the attainment of specified levels of one or more of the following measures as applied to the Corporation as a whole or to any subsidiary, division or other unit of the Corporation: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, EBITDA, EBITDA per ton of steel shipped, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, or cost control. The achievement of these goals may be determined without regard to the effect of specified unusual events, such as restructuring charges and the cumulative effect of accounting changes required under generally accepted accountin g principles, as determined by the Committee in connection with the establishment of the goals.

The Committee may impose other conditions, such as continued employment, for Performance Awards to be earned, vested and/or payable. It may also reserve the right, in connection with the grant of a Performance Award, to exercise negative discretion to reduce the amount of the award that is earned, vested or payable to the participant below the amount determined in accordance with the applicable goals, but it may not increase the amount so earned, vested or payable above the amount determined in accordance with the applicable goals. Achievement of the performance goals applicable to a Performance Award may be waived by the Committee only in the event of the death or disability of the participant. In addition, Performance Awards will generally be subject to accelerated vesting upon a change in control, as described below under “Change in Control Provisions.”

Performance Awards may be issued to participants either alone or in addition to other awards granted under the Plan. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of each award. Except as provided below, performance awards will be distributed only after the end of the relevant performance period. Performance Awards may be paid in cash, shares, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each performance period and the amount of the award to be distributed will be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the performance period.

Restricted Stock. Recipients of restricted stock awards generally receive dividends and have all the customary voting and other rights of a stockholder during the restricted period, but may not sell, transfer, or otherwise dispose of the restricted stock. Dividends may be paid currently, or held subject to the same restrictions as the underlying shares during the restricted period. The Committee may set the terms and conditions of restricted stock awards, including restrictions against sale, transfer or other disposition, may make the lapse of such restrictions contingent on the achievement of performance goals and may grant an award of dividend equivalent units in connection with a restricted stock award. A restricted stock award may be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the “Restriction Period”). Restricted stock awards may be issued to Participants either alone or in addition to other awards granted under the Plan. The provisions of restricted stock awards need not be the same with respect to each recipient. The minimum Restriction Period applicable to any restricted stock award that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award will be two years from the date of grant, except that a Restriction Period of less than two years may be approved under the Plan for such awards with respect to up to 50,000 restricted shares.

ISOs and NSOs are both stock options allowing the recipient to purchase a fixed number of shares or common stock at a fixed price. Under the Plan, the exercise price of any option must not be less than the fair market value on the grant date and no option is to vest in full prior to three years from the grant date. The Plan permits the Committee to include various terms in the options in order to enhance the linkage between stockholder and management interests. These include permitting participants to deliver cash, shares or other consideration (including, where permitted by law and the Committee, awards) in payment of the exercise price and making the exercise or vesting of options contingent upon the satisfaction of performance criteria. The Plan provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by the Commi ttee in the grant of the option, subject to the minimum vesting requirements described above. Under the Plan, no more than 100,000 shares can be issued as ISOs. It is not expected that the Committee will exercise its discretion to make such grants under the Plan on a regular basis.

SARs constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of the Corporation’s common stock on the exercise date. SARs may be granted alone or in tandem with options or other awards. The exercise of all or a portion of a SAR granted with a related option results in the forfeiture of all or a corresponding portion of the related option, and vice versa. The provisions of SARs need not be the same with respect to each recipient. The Committee may impose such conditions or restrictions on the exercise of any SAR as it deems appropriate, provided that no SAR will have a term that is longer than ten years.

Change in Control Provisions

The Plan provides that generally, all awards will vest, and any restrictions and other conditions applicable to awards will lapse, if a change in control (as defined in the Plan) occurs. All Performance Awards will be considered to be prorated, any deferral or other restriction will lapse and Performance Awards will be immediately settled or distributed in accordance with policies established by the Committee. Change in Control is defined to include, among other things, the transfer of 25% or more of the Corporation’s voting securities to any person or entity or the election of a majority of directors who were not nominated by the then current Board.

Limitations

No Participant may be granted in any twelve month period an aggregate amount of options and/or SARs with respect to more than 150,000 Shares, and no participant may be granted in any twelve month period an aggregate amount of restricted stock, performance awards, or other stock unit awards, with respect to more than 75,000 Shares (or cash amounts based on the value of more than 75,000 shares); except that an external hire may be granted up to an aggregate amount of performance awards or other stock unit awards with respect to no more than 150,000 Shares (or cash amounts based on the value of no more than 150,000 shares).

Amendments and Termination

The Board may amend or terminate the Plan, and the Committee may amend or terminate any outstanding award at any time; provided that no grants previously made under the Plan are adversely affected without the consent of the affected participant, except as a result of changes in law or other developments and, provided, that no amendments to the Plan will, without the prior approval of stockholders, permit the Corporation to reprice any outstanding option or SAR. Amendments to change the number of shares authorized for use under the Plan must be approved by the Board, and for certain purposes, the stockholders. Stockholder approval must be obtained if required by the New York Stock Exchange.

Transferability

Unless the Committee determines otherwise at the time the award is granted or thereafter, no award, and no shares subject to awards which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged, or otherwise encumbered, except by will or by the laws of descent and distribution. Each award will be exercisable, during the participant’s lifetime, only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Deferment

The Committee is authorized to establish procedures pursuant to which the payment of any award may be deferred. Subject to the provisions of the Plan, the recipient of an award (including, without limitation, any deferred award)

may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on shares (“dividend equivalents”), with respect to the number of shares covered by the award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) are deemed to have been reinvested in additional shares or otherwise reinvested.

Non-U.S. Participants

Awards may be granted to participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to awards to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of awards in order to minimize the Corporation’s obligation with respect to tax equalization for employees on assignments outside their home country.

Registration and Compliance with Applicable Law

If the Committee determines under U.S. federal, state or local or foreign law or practice, that government approval or the registration, qualification, or listing of shares of the common stock is necessary or desirable in connection with the granting of awards or their exercise, or the purchase or receipt of shares pursuant to awards, no shares pursuant to an affected award may be purchased or received before the Committee is satisfied that the desired actions have been completed. The Committee will not be required to issue any shares of common stock pursuant to an award before it has received all required information and determined that such issuance is in compliance with all applicable laws and securities exchange rules.

AWARDS UNDER THE 2005 LTIP

Non-Employee Directors

On March 1, 2005, the Committee recommended and the Board approved a new Directors’ equity compensation program, subject to stockholders approval of the 2005 LTIP. The new program provides for Restricted Stock Awards that vest in equal installments over three years. Initial grants for new Directors would be the number of shares equal to $30,000 on the date of appointment. Annual grants for each Director would be the number of shares equal to $25,000 on the date of the Annual Stockholders’ Meeting.

No awards have yet been granted to non-employee Directors under the Plan.

Executive Officers

On March 1, 2005, based on the recommendation of the independent compensation consultant, the Committee proposed and the Board approved, a new long-term incentive program for executive officers of the Corporation as a component of their total 2005 compensation package, subject to stockholders approval of the 2005 LTIP. Pursuant to the new program, the Board approved the grant of Performance Awards (“Performance Shares”) to executive officers. Each award is expressed as a target number of Performance Shares of the Corporation’s common stock determined by dividing the target long-term incentive value by the 20 trading day average closing share price at the beginning of the performance cycle. The number of Performance Shares, if any, actually earned by the grantee under an award will be based upon the performance of the Corporation over a three-year performance period (the “Performance Period”). For the Performance Shares granted on March 1, 2005, the Performance Period started January 1, 2005. Depending upon the Corporation’s performance with reference to the performance categories described below, a grantee ultimately may earn from zero to two times the target number of Performance Shares granted.

The performance categories used to determine how many Performance Shares ultimately will be earned are (1) the Corporation total shareholder return (“TSR”), defined as stock price appreciation including reinvestment of dividends, during the Performance Period relative to the TSR during that same period of the selected industry peer group, and (2) the three-year average EBITDA per ton of steel shipped. One half of the total target number of Performance Shares awarded may be earned based on the relative TSR performance and the other half may be earned based on the EBITDA per ton of steel shipped performance. For each performance category, performance levels have been set that will earn threshold (.25 times), target (1 times) and superior (2 times) payouts. If the threshold performance level is not achieved in a category as of the end of the award’s Performance Period, then none of the Performance Shares tied to that category would be earned. If at least the threshold is achieved in a category, then Performance Shares will be earned in an amount equal to the number of the award’s target shares tied to that category, multiplied by a percentage determined by a straight-line interpolation between the level of the Corporation’s performance in that category and the above-stated payout percentages. Earned awards will be paid 60% in cash and 40% in the Corporation’s common stock.

Subject to approval of the 2005 LTIP by stockholders, the number of target Performance Shares granted to the named executive officers for 2005, contingent upon meeting certain performance criteria over three years, were: James E. Declusin, President and Chief Executive Officer 24,000; L. Ray Adams, Vice President Finance, Chief Financial Officer and Treasurer 12,000; Jennifer R. Murray, Vice President Administration and Corporate Secretary 3,000; and Robert A. Simon, Vice President and General Manager RMSM 4,600.

NEW PLAN BENEFITS

Awards to be received by individual participants are not determinable because the Committee (or its delegate), as the case may be, determines the amount and nature of any award under the 2005 LTIP in its sole discretion at the time of grant. In addition, awards are dependent upon a number of factors, including the value of common stock on future dates, the Corporation’s performance and the exercise decisions of participants. As a result, the benefits that might be received by participants receiving discretionary grants under the 2005 LTIP are not determinable. For similar reasons, the Corporation cannot determine the awards that would have been granted to executive officers during the 2004 fiscal year under the 2005 LTIP, if it had been in place during that year.

Based upon the 2005 Director’s Equity Compensation program, if the Plan is approved by stockholders, the grants for 2005 would be:

Restricted Stock Value
Non-Employee Directors:
Harry L. Demorest (1)	$25,000
William P. Kinnune	$25,000
Carl W. Neun	$25,000
David L. Parkinson	$25,000
Stephen P. Reynolds (1)	$25,000
William Swindells (1)	$25,000
Frank M. Walker	$25,000
Brett Wilcox	$25,000
Non-Employee Directors as a group	$200,000
Executive Officers as a group	Not determinable

(1) If re-elected as Directors at the 2005 Annual Meeting.

FEDERAL INCOME TAX CONSIDERATIONS

The discussion below summarizes the expected federal income tax treatment of awards under the Plan, under currently applicable laws and regulations. It is only a summary of the effect of U.S. federal income taxation upon recipients of awards and the Corporation with respect to the grant and exercise of awards under the 2005 LTIP. It does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

ISOs. Recipients of ISOs generally do not recognize taxable income and the Corporation is not entitled to a deduction on the grant of ISOs. If a recipient exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the recipient will not recognize income by reason of the exercise, and the Corporation will not be entitled to a deduction by reason of the grant or exercise. If a recipient holds the shares acquired for at least one year from the exercise date and does not dispose of the shares for at least two years from the grant date, the recipient’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the recipient’s basis in the shares acquired. The Corporation will not be entitled to a deduction. If a recipient disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the recipient’s basis in the shares acquired. The Corporation will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition, subject to the limitations of Section 162(m) of the Code explained below. A recipient does not recognize income for alternative minimum tax (“AMT”) purposes upon exercise of ISOs; that amount is also included in the recipient’s AMT basis in the shares acquired. AMT gain or loss is equal to the excess of the amount realized less the recipient’s AMT basis. Income from a disqualifying disposition generally is not income for AMT purposes.

NSOs. A recipient generally does not recognize taxable income on the grant of NSOs, but does recognize ordinary income on the exercise date. The amount of income in the case of an NSO exercise is the amount by which the fair market value of the shares received on the date of exercise exceeds the option price. The Corporation will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the recipient from the exercise of NSOs, subject to the limitations of Section 162(m).

SARs. As a result of the enactment of new federal tax legislation, the tax treatment of SARs that are not exempt from the new law under the transitional rules is unclear. Any SARs granted under the 2005 LTIP will be subject to this new law. The Internal Revenue Service is expected to address this issue in regulations.

Restricted Stock Awards. A recipient generally does not recognize taxable income on the grant of restricted stock, but does recognize ordinary income on the vesting date, or the date the recipient’s interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. Any dividends paid on the restricted stock before the vesting date are also taxable as compensation income upon receipt.

However, a recipient may elect to recognize income upon the grant of restricted stock, rather than when the recipient’s interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of the award. If the recipient makes this election, dividends paid with respect to the restricted shares that are paid currently (rather than held subject to forfeiture) will not be treated as compensation, but rather as dividend income, and the recipient will not recognize additional income when the restrictions applicable to the restricted stock lapse. The recipient will not be entitled to any deduction if, after making this election, he or she forfeits any of the restricted stock. If restricted stock is forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the restricted stock. The recipient may, however, be entitled to receive a capital loss deduction upon forfeiture.

The Corporation will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock, subject to the limitations of Section 162(m).

Depending upon the positions taken by the Internal Revenue Service in regulations under the new federal tax legislation referred to above, the tax consequences of restricted stock described above may change.

Other stock unit awards. A recipient does not recognize taxable income on the grant of other stock unit awards, but does recognize ordinary income when they vest, unless settlement of the units (whether in shares and/or cash) is deferred in accordance with the requirements of federal tax law. If these requirements are met, the recipient will recognize taxable income when the shares and/or cash are delivered. The amount of this ordinary income will be the fair market value of the shares on the date of vesting or delivery, as applicable, plus the amount of cash payable or paid, as applicable. Any dividends paid on the other stock unit awards are also taxable as compensation income upon vesting or payment, as applicable.

The Corporation will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of other stock unit awards, subject to the limitations of Section 162(m).

Withholding. The Corporation will retain the right to deduct or withhold, or require the recipient to remit to the Corporation, an amount sufficient to satisfy federal, state and local taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the Plan.

Change in Control and Excess Parachute Payments. The accelerated vesting of awards upon a change in control could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. If so, and if the participant has a change in control agreement with the Corporation, the participant would be entitled to be made whole for such excise tax, and the Corporation would not be able to deduct the excess parachute payments or any such indemnity payments.

Section 162(m) Limitations. Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is an employee who is, on the last day of the company’s taxable year in which the deduction would otherwise be claimed, the company’s chief executive officer or one of the other four highest paid officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for a performance-based compensation exception, one of which is that stockholders approve the material terms of the compensation.

The 2005 LTIP incorporates the requirements for the performance-based compensation exception applicable to options and SARs, so that all such awards should qualify for the exception. In addition, the Committee may grant other awards designed to qualify for this exception. However, the Committee reserves the right to grant awards that do not qualify for this exception, and in some cases, including a change in control, the exception may cease to be available for some or all awards (including options and SARs) that otherwise so qualify. Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to the Corporation.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2005 LONG-TERM INCENTIVE PLAN,
PROPOSAL 2 ON THE PROXY CARD.

OTHER MATTERS

The Board knows of no other matters to be brought before the Annual Meeting. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Stockholder proposals submitted for inclusion in the 2006 proxy materials and consideration at the 2006 Annual Meeting of Stockholders must be received by the Corporation no later than November 30, 2005, and no earlier than October 31, 2005. Any such proposal should comply with the rules promulgated by the Securities and Exchange Commission governing stockholder proposals submitted for inclusion in proxy materials.

In order to be considered at the 2006 Annual Meeting of Stockholders, written notice of a non-Rule 14a-8 stockholder proposal or director nomination must contain the information required by the Corporation’s bylaws and must be received by the Corporation no later than November 30, 2005, and no earlier than October 31, 2005.

Jennifer R. Murray
Vice President Administration and Corporate Secretary

Portland, Oregon
March 30, 2005

OREGON STEEL MILLS, INC.
2005 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for the 2005 Oregon Steel Mills, Inc. Annual Meeting of Stockholders:

1.	Except those employed by the Corporation to provide a record of the proceedings, the use of cameras, sound recording equipment, microphones, megaphones, and other noisemaking devices is prohibited. Briefcases, purses, and parcels may be examined or searched before you are admitted to the meeting. No signs, placards, banners, leaflets, or similar materials may be brought into the meeting.

2.	The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 30, 2005. Whether or not you plan to attend the meeting, please sign, date, and return the proxy form in the envelope provided. If you wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the meeting.

3.	Please register your attendance at the meeting on the sign-up sheet at the registration table. If you wish to comment on a proposal which will be voted on at the meeting or ask an appropriate question about the business of the Corporation at the end of the meeting, please register your intention to do so on the sign-up sheet at the registration table.

4.	Time has been reserved at the end of the meeting for stockholder questions that relate to the business of the Corporation. After you have registered and at the appropriate time, please go to the microphone, state your name, and confirm that you are a stockholder before asking your question. Please direct all comments or questions to the Chairman. Comments or questions from the floor are limited to two minutes to provide an opportunity for as many stockholders as possible.

5.	Personal grievances or claims are not appropriate subjects for the meeting.

6.	The Chairman in his sole discretion has authority to conduct the meeting and rule on any questions or procedures that may arise. Voting results announced by the Inspector of Election at the meeting are preliminary. Final results will be included in the summary of the results of the meeting included in the Corporation’s SEC filings.

APPENDIX A

OREGON STEEL MILLS, INC.
2005 LONG-TERM INCENTIVE PLAN

SECTION 1.   PURPOSE

The purposes of the Oregon Steel Mills, Inc. 2005 Long-Term Incentive Program (the “Plan”) are to ensure that selected employees and Non-Employee Directors of Oregon Steel Mills Inc. (“OSM” or the “Company”) and its Affiliates maintain a vested interest in the long-term growth and performance of the Company, to align employees and Non-Employee Directors with stockholders, and to enhance the ability of the Company and its Affiliates to attract, retain, and motivate individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Company depends.

SECTION 2.   DEFINITIONS

As used in the Plan, the following terms have the meanings set forth below:

a)	“Affiliate” is (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

b)	“Award” is any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, or Other Stock Unit Award.

c)	“Award Agreement” is any written or electronic agreement, contract, or other instrument or document evidencing any Award granted by the Committee under the Plan, which may, but need not, be executed or acknowledged by both the Company and the Participant.

d)	“Board” is the Board of Directors of the Company.

e)	“Change in Control” is the happening of any of the following events:

i)	Any time less than a majority of the directors of the Company are individuals who were either elected by the Board or nominated by the Board of (or a committee of the Board) for election by the stockholders of the Company.

ii)	At any time a majority of the Board are individuals who, in connection with a single transaction or a series of related transactions that effects a change in the ownership of the Company, were either not elected by the Board or not nominated by the Board (or a committee of the Board) for election by the stockholders of the Company;

iii)	Any person (other than (a) an employee benefit plan of the Company, or (b) a corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the beneficial owner (as defined in Rule 13d of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

iv)	The stockholders of the Company approve (a) a plan of complete liquidation of the Company, other than in connection with the complete cessation of the business activities conducted with the Company’s operating assets, or (b) an agreement is entered for the sale or disposition by the Company of all or substantially all of the Company’s assets except pursuant to an order of a bankruptcy court having jurisdiction of the Company. For purposes of clause (b), the term “the sale or disposition by the Company of all or substantially all of the Company’s assets” is a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds (2/3) of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the “fair market value of the Company” is the aggregate market value of the Company’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities, if any. The aggregate market value of the Company’s common stock is determined by multiplying the number of shares of the Company’s common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the average closing price of the Company’s common stock for the ten (10) trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company is determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the Company’s common stock or by such other method as the Board determines is appropriate; provided that, in the event that on the Transaction Date there is no public market for such common stock or other equity security, the fair market value of the equity securities or common stock is as reasonably determined by the Board.

f)	“Code” is the Internal Revenue Code of 1986, as amended from time to time, any successor provision, and any applicable regulations promulgated thereunder.

g)	“Committee” is the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors each of whom is a Non-Employee Director and an “outside director” within the meaning of Section 162(m) of the Code, and each of whom is “independent” as set forth in the applicable rules and regulations of the SEC and the NYSE.

h)	“Company” is Oregon Steel Mills, Inc. (“OSM”), a Delaware corporation.

i)	“Covered Employee” is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

j)	“Employee” is any employee of the Company or of any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an employee is considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

k)	“Exchange Act” is the Securities Exchange Act of 1934, as amended.

l)	“Fair Market Value” is, unless the Committee determines otherwise, as at any date the average of the highest and lowest sale prices on the NYSE for the Shares on such date.

m)	“Incentive Stock Option” is an Option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code.

n)	“Non-Employee Director” has the meaning set forth in Rule 16b-3(b)(3) promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC.

o)	“Nonstatutory Stock Option” or “NSO” is an Option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

p)	“NYSE” is the New York Stock Exchange.

q)	“Officer” is any Employee of the Company or any Affiliate holding a position classified as executive officer as defined by SEC and NYSE guidelines.

r)	“Option” is any right granted to a Participant under Section 6 of the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods, as the Committee determines.

s)	“Other Stock Unit Award” is any right granted to a Participant by the Committee under Section 10 of the Plan.

t)	“Participant” is an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan.

u)	“Performance Award” is any Award of Performance Shares or Performance Units under Section 9 of the Plan.

v)	“Performance Period” is that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

w)	“Performance Share” is any grant under Section 9 of the Plan of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee determines, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee establishes at the time of such grant or thereafter.

x)	“Performance Unit” is any grant under Section 9 of the Plan of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee determines, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee establishes at the time of such grant or thereafter.

y)	“Person” is any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

z)	“Restricted Stock” is any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any forfeiture condition or any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

aa)	“Restricted Stock Award” is an award of Restricted Stock under Section 8 of the Plan.

bb)	“SEC” is the Securities and Exchange Commission.

cc)	“Shares” are, the shares of Common Stock of the Company (“OSM Shares”).

dd)	“Stock Appreciation Right” or “SAR” is any right granted to a Participant under Section 7 of the Plan to receive, upon exercise by the Participant, the excess of:

i)	the Fair Market Value of one Share on the date of exercise or, if the Committee so determines in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over

ii)	the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), may not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, determines.

ee)	“Subsidiary” is any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

ff)	“Substitute Awards” are Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

SECTION 3.   ADMINISTRATION

The Plan is administered by the Committee. The Committee has full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

a)	select the Employees of the Company and its Affiliates and Non-Employee Directors of the Company to whom Awards may from time to time be granted under the Plan;

b)	determine the type or types of Award to be granted to each Participant;

c)	determine the number of Shares to be covered by each Award granted;

d)	determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted;

e)	determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

f)	determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan are deferred either automatically or at the election of the Participant;

g)	interpret and administer the Plan and any instrument or agreement entered into under the Plan;

h)	establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and

i)	make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Decisions of the Committee are final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any employee of the Company or of any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-employee Director must be approved and ratified by the Board.

SECTION 4.   SHARES SUBJECT TO THE PLAN

a)	Subject to adjustment as provided in Section 4(c), a total of 500,000 Shares are available for Awards granted under the Plan; provided, that if any Shares subject to an Award under the Plan are forfeited or if any Award under the Plan based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award are, to the extent of such cash settlement, forfeiture or termination, available for Awards under the Plan. In the event that any Option or other Award granted under the Plan is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan is increased by the number of Shares so surrendered or withheld. In addition, Substitute Awards do not reduce the Shares available for grants under the Plan or to a Participant in any calendar year.

b)	Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

c)	In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions are made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments

i)	in the aggregate number, class and kind of securities which may be delivered under the Plan, in the aggregate or to any one Participant,

ii)	in the number, class, kind and exercise price of securities or other property subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and

iii)	in the number, class and kind of securities or other property subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company, or the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof, or, in connection with the disaffiliation with the Company of a Subsidiary, arranging for the assumption or replacement with new Awards (by such Subsidiary or by an entity controlling such Subsidiary following such disaffiliation) of Awards held by Participants employed by the affected Subsidiary), as the Committee may determine to be appropriate in its sole discretion provided that the number of Shares subject to any Award is always a whole number. Shares delivered under the Plan as an Award or in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition, or (ii) as a post- transaction grant under such a plan or arrangement of an acquired entity, will not reduce or be counted against the maximum number of Shares available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies.

SECTION 5.    ELIGIBILITY

Any Employee or Non-Employee Director is eligible to be selected as a Participant, provided, however, that Incentive Stock Options are granted only to participants who are employees of the Company or a Subsidiary of the Company, and provided that no Non-Employee Director receives Awards with an aggregate Fair Market Value in excess of $150,000 in any calendar year.

SECTION 6.    STOCK OPTIONS

Options may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan is evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option is subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable:

a)	OPTION PRICE. The purchase price per Share purchasable under an Option is determined by the Committee in its sole discretion; provided that, such purchase price is not less than the Fair Market Value of the Share on the date of the grant of the Option. Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4(c) have a purchase price per Share that is intended to preserve the economic value of the Award which was replaced or adjusted.

b)	OPTION PERIOD. The term of each Option is fixed by the Committee in its sole discretion; provided that no Option is exercisable after the expiration of ten (10) years from the date the Option is granted.

c)	EXERCISABILITY. Options are exercisable at such time or times as determined by the Committee at or subsequent to grant; provided that, no Option will vest in full prior to three (3) years from the grant date.

d)	METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration, as the Committee may specify in the applicable Award Agreement.

e)	INCENTIVE STOCK OPTIONS or “ISOs.” In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 11, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which ISOs held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or any Subsidiary) may not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code. ISOs may be granted only to participants who are employees of the Company or a Subsidiary of the Company. The terms of any ISO granted under the Plan will comply in all respects with the provisions of Section 422 of the Code. The expiration date of any ISO granted will not exceed the period of nine (9) years and 364 days from the grant date. No more than 100,000 shares can be issued as Incentive Stock Options.

f)	FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise are in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

SECTION 7.    STOCK APPRECIATION RIGHTS or “SARs”

Stock Appreciation Rights may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of SARs need not be the same with respect to each recipient. Any SAR related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an ISO must be granted at the same time such Option is granted. In the case of any SAR related to any Option, the SAR or its applicable portion terminates and is no longer exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option is not reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any SAR is no longer exercisable to the extent the related SAR has been exercised. The Committee may impose such conditions or restrictions on the exercise of any SAR as it deems appropriate, provided that no SAR may have a term that is longer than ten (10) years.

SECTION 8.    RESTRICTED STOCK

a)	ISSUANCE. A Restricted Stock Award is subject to restrictions imposed by the Committee during a period of time specified by the Committee (the “Restriction Period”). Restricted Stock Awards may be issued under the Plan to Participants either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

b)	REGISTRATION. Any Restricted Stock issued under the Plan may be evidenced in such manner as the Committee in its sole discretion deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, unless otherwise specified by the Committee. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate is registered in the name of the Participant, and bears an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

c)	FORFEITURE. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the Restriction Period, all Shares of Restricted Stock still subject to forfeiture are forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee deems appropriate, are issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, expires.

d)	MINIMUM VESTING CONDITION. The minimum Restriction Period applicable to any Restricted Stock Award that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award is two (2) years from the date of grant; provided, however, that a Restriction Period of less than two (2) years may be approved under the Plan for such Awards with respect to up to 50,000 Shares.

SECTION 9.    PERFORMANCE AWARDS

Performance Awards may be issued under the Plan to Participants either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period are determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11, Performance Awards are distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed are conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.

SECTION 10.    OTHER STOCK UNIT AWARDS

a)	STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted under the Plan to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee determines. Subject to the provisions of the Plan, the Committee has sole and complete authority to determine the Employees of the Company and its Affiliates and Non-Employee Directors to whom and the time or times at which such Awards are made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

b)	TERMS AND CONDITIONS. Subject to the provisions of this Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 10, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. For any Award or Shares subject to any Award made under this Section 10 the transferability and vesting of which are conditioned only on the passage of time, such restriction period is a minimum of three (3) years for full vesting.

SECTION 11.    CHANGE IN CONTROL PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, unless the Committee determines otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control, as of the date such Change in Control is determined to have occurred;

a)	any Options and SARs outstanding which are not then exercisable and vested become fully exercisable and vested;

b)	any Options and SARs outstanding which are then vested and exercisable, including newly vested Options and SARs as a result of (a) above, remain exercisable as provided in the Award Agreement;

c)	the restrictions and deferral limitations applicable to any Restricted Stock lapse, and such Restricted Stock becomes free of all restrictions and limitations and become fully vested and transferable;

d)	all Performance Awards are considered to be prorated, and any deferral or other restriction lapses and such Performance Awards are immediately settled or distributed in accordance with policies established by the Committee; and

e)	the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards lapses, and such Other Stock Unit Awards or such other Awards become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the Award not previously forfeited or vested.

SECTION 12.    CODE SECTION 162(m) PROVISIONS

a)	Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is then an Officer that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

b)	If an Award is subject to this Section 12, then the lapsing of any restrictions and the related distribution of cash, Shares or other property, as applicable, are subject to the achievement of one or more objective performance goals established by the Committee, which are based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, EBITDA, EBITDA per ton of steel shipped, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, or cost control, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based upon the achievement of specified levels of Company performance (or performance of applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals are set by the Committee within the time period prescribed by, and otherwise comply with the requirements of, Section 162(m) of the Code.

c)	Notwithstanding any provision of this Plan other than Section 11, with respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

d)	The Committee has the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) (4) (C) of the Code.

e)	Notwithstanding any provision of this Plan other than Section 4(c), commencing with calendar year 2005,

i)	no Participant may be granted in any twelve (12) month period an aggregate amount of Options and/or SARs with respect to more than 150,000 Shares, and

ii)	no Participant may be granted in any twelve (12) month period an aggregate amount of Restricted Stock, Performance Awards or Other Stock Unit Awards, with respect to more than 75,000 Shares (or cash amounts based on the value of more than 75,000 Shares); except that an external hire may be granted up to an aggregate amount of Performance Awards or Other Stock Unit Awards with respect to no more than 150,000 Shares (or cash amounts based on the value of no more than 150,000 Shares).

SECTION 13.    AMENDMENTS AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion of the Plan at any time; provided that no such amendment, alteration, suspension, discontinuation or termination is made without

i)	stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or

ii)	the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Committee may amend the terms of any Award granted, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent.

Notwithstanding any provision of this plan, the Committee does not have the authority to take any action that would require stockholder approval under applicable SEC or NYSE rules including amending the terms of any Option to reduce the option price; nor may the Committee, without prior stockholder approval, cancel any outstanding Option and replace it with a new Option with a lower option price, or where the economic effect would be the same as reducing the option price of the canceled Option; nor may the Committee, without prior stockholder approval, provide for any Option to be exchanged for any other Award under this Plan.

SECTION 14.    GENERAL PROVISIONS

a)	Unless the Committee determines otherwise at the time the Award is granted or thereafter:

i)	no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant; and

ii)	each Award is exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

b)	The term of each Award is for such period of months or years from the date of its grant as may be determined by the Committee; except as provided in Section 6.

c)	No Employee or Participant has any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

d)	The prospective recipient of any Award under the Plan will not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient, to the extent required by the Committee, has either executed an agreement or other instrument evidencing the Award and delivered a copy to the Company, or otherwise evidenced acceptance of the then applicable terms and conditions.

e)	Except to the extent that such action would cause an Award subject to Section 12 not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, the Committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems desirable to carry it into effect. In the event the Company assumes outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it deems appropriate.

f)	Notwithstanding anything in the Plan to the contrary, the Committee has the authority under the Plan to determine (and may so provide in any Award Agreement) that in the event of serious misconduct by the Participant or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliate, any outstanding Award granted to such Participant may be cancelled, in whole or in part, whether or not vested or deferred. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate is determined by the Committee in good faith and in its sole discretion. This Section 14(f) has no application following a Change in Control.

g)	All certificates for Shares delivered under the Plan pursuant to any Award are subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

h)	No Award granted under the Plan may be construed as an offer to sell securities of the Company, and no such offer may be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

i)	The Committee is authorized to establish procedures for the deferral of the payment of any Award. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares (“dividend equivalents”), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) are deemed to have been reinvested in additional Shares or otherwise reinvested.

j)	Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan are not required to make any payment or provide consideration other than the rendering of services.

k)	The Committee may delegate to one or more Directors, Officers, or a committee of Officers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or directors of the Company.

l)	The Company is authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes not to exceed the statutory minimum withholding obligation. The Committee is authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by delivery of or transfer of Shares to the Company, or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

m)	Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

n)	The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan are determined in accordance with the laws of the State of Oregon and applicable Federal law.

o)	If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision is construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it is stricken and the remainder of the Plan remains in full force and effect.

p)	Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 15.    EFFECTIVE DATE OF PLAN

The Plan is effective as of the date the stockholders approve the Plan in 2005.

SECTION 16.    TERM OF PLAN

No Award may be granted under the Plan after May 31, 2010, but any Award granted may extend beyond that date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR ALL	WITHHELD FOR ALL
1. Election of Class B Directors	☐	☐
01 Harry L. Demorest
02 Stephen P. Reynolds
03 William Swindells

(Instruction: To withhold authority to vote for an individual nominee, write that nominee’s name on the line below.)

	FOR	AGAINST	ABSTAIN
2. Approve 2005 Long-Term Incentive Plan	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date

Please date and sign exactly as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. When shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲  FOLD AND DETACH HERE  ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/os Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

OREGON STEEL MILLS, INC.

Annual Meeting - April 28, 2005
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints James E. Declusin and L. Ray Adams, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. on April 28, 2005 and any adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the items on the reverse side.

     THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be signed on reverse)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲    FOLD AND DETACH HERE    ▲

You can now access your Oregon Steel Mills, Inc. account online.

Access your Oregon Steel Mills, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Oregon Steel Mills, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC